FOR IMMEDIATE RELEASE

Celsius Holdings, Inc. to Present at Upcoming Investor Conferences

35th Annual Roth Conference - March 12 – 14, 2023

Bank of America 2023 Consumer & Retail Conference - March 14 – 15, 2023

UBS Global Consumer and Retail Conference - March 16, 2023

BOCA RATON, FL, March 13, 2023/PRNewswire/ -- Celsius Holdings, Inc., (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today announced the company will present at upcoming investor conferences including; Bank of America 2023 Consumer & Retail Conference, 35th Annual Roth Conference and the UBS Global Consumer and Retail Conference.

35th Annual Roth Conference - March 12 – 14, 2023

Date: March 13th& 14th

1x1 Meetings: Various times

Investor presentation:

https://www.celsiusholdingsinc.com/wp-content/uploads/2023/03/CELHPPTMARCH_2023.pdf

Bank of America 2023 Consumer & Retail Conference - March 14 – 15, 2023

Date: March 15, 2023

Fireside Chat Presentation: March 15, 2023 @ 9:40 am ET

Presentation webcast link:

https://bofa.veracast.com/webcasts/bofa/consumerretail2023/idn6499X.cfm

UBS Global Consumer and Retail Conference 2023:

Date: March 16, 2023

Fireside Chat Presentation: March 16, 2023 @ 8:00 am ET

Presentation webcast link:

https://linkprotect.cudasvc.com/url?a=https%3a%2f%2fcc.webcasts.com%2fubsx001%2f031523a_js%2f%3fentity%3d10_050T1RI&c=E,1,Dz41dimJeqcxGWklGiUd6G2sVSCVJgnNYJCIs094Lx0OZFryoLrogd4SMrp8wTxbR1yxtjpz7SY5PG0AXf7WqeQfnhUAGOI4J_YNq43mZu1U4m4,&typo=1

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global consumer packaged goods company with a proprietary, clinically proven formula for its master brand CELSIUS®. A lifestyle energy drink born in fitness and a pioneer in the rapidly growing energy category. CELSIUS® offers proprietary, functional, essential energy formulas clinically-proven to offer significant health benefits to its users. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. For more information, please visit: http://www.celsiusholdingsinc.com

Investor Relations:
Cameron Donahue
(651) 707-3532
cdonahue@celsius.com